UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 14, 2006 (March 8, 2006)
INDYMAC BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-08972	95-3983415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
155 North Lake Avenue, Pasadena, California 91101-7211
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (800) 669-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
     On March 8, 2006, the Management Development and Compensation Committee of the Board of Directors of IndyMac Bancorp, Inc. (“Indymac”) approved the parameters for the incentive compensation plan (bonus plan) for 2006 for Michael Perry, our Chairman and Chief Executive Officer. Mr. Perry’s annual incentive plan is made pursuant to the terms of his employment agreement and under the IndyMac Bancorp, Inc. 2002 Incentive Plan, as Amended and Restated. Mr. Perry’s annual base salary for 2006 is $1 million, and his target and maximum bonuses are set at $500,000 and $1 million, respectively. These amounts remain unchanged from those established in his employment agreement in 2002. Consistent with past practice, the Committee established a financial matrix relating to Indymac’s earnings per share and return on equity to determine Mr. Perry’s incentive compensation. The bonus earned pursuant to this matrix is subject to reduction based on the Committee’s assessment of Indymac’s and Mr. Perry’s accomplishment of specific strategic and regulatory criteria.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC BANCORP, INC.
Date: March 14, 2006	By:	/s/ Michael W. Perry
Michael W. Perry
Chairman and Chief Executive Officer

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